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                                                            EXHIBIT 23.03



                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-24483, 33-62198, 33-57223, 333-46482, and
333-62944), on Form S-4 (Nos. 333-74761, and 333-62938) and on Form S-8 (Nos.
33-20895, 33-38022, 33-52537, 33-38021, 33-52539, 333-42357, 333-38198,
333-52535, 33-64337, 333-72727, 333-91849, 33-63283, 33-63283-01,
333-01927-01, 333-11803-01, 333-21631-01, 333-21631-02, 333-30889-01,
333-56655-01, 333-71727, 333-68819-01, 333-90417, 333-90423, 333-90415,
333-92841, 333-38190, 333-38192, 333-56006, 333-56008, 333-56010, 333-53394,
333-91598, and 333-91600) of Cardinal Health, Inc. of our reports dated March 21, 2000, except as to Note 3 and Note 20, which are as of December 15, 2000, relating to the financial statements and financial statement schedule of Bindley Western Industries, Inc., which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
September 30, 2002